Exhibit 10.1

MEMORANDUM

(CONDITION 6)

IN the Public Auctions held on Friday, 30th March 2012 regarding the property stated in detail above

NAME: PGCG Assets Holdings SdnBhd (983271-U) .

I/C No: __________________________ is declared the Purchaser for the said property

With the price of: Ringgit Malaysia Twelve Million Six Hundred Sixty Thousand (RM12,660,000)

Name: PGCG ASSETS HOLDINGS SDN BHD (983271-U)

Will pay the balance purchase price and complete the purchase according to the Conditions of Sales. Deputy Registrar hereby confirm the said sales and acknowledge receipt of the 10% Deposit by the Plaintiff.

Selling Price	: RM 12,660,000.00
10% Deposit paid	: RM 1,260,000.00
Balance Purchase Price	: RM 11,400,000.00

Signature by Successful Bidder :
Name of Successful Bidder	: PGCG ASSETS HOLDINGS SDN BHD 9983271-U)
I/C Number	: -
Address	: No 37-2 (Room 1), Tingkat 2,
Jalan Metro Perdana 7
Taman Usahawan Kepong,
Kepong Utara
52100 Kuala Lumpur
Tel No.	: --

Signature of representative (if any): signed/Abd Jalal Bin Atan

Name of Representative	: ABD JALAL BIN ATAN
IC NUMBER	: 550407-10-5607
ADDRESS	: NO. 7, JALAN PLUMBUM 7/103,
Seksyen 7, 41000 SHAH ALAM.
SELANGOR

SIGNED BY PLAINTIFF’S LAWYER:
NAME OF LAWYER	: MARINA BINTI NASUTION
LAWYER FIRM ADDRESS	: MSSRS SHEARN DELAMORE & CO
Tingkat 7, WismaHamzah-KwongHing No.1 LebuhAmpang
50100 Kuala Lumpur

SIGNED BY DEPUTY REGISTRA : MOHD HIRMAN BIN AB RAUB

DEPUTY REGISTRAR
ADMINISTRATIVE DEPARTMENT
KUAL LUMPUR COURT

CONDITIONS OF SALE

1 i) All intending bidders shall register themselves and deposit with the COURT a Bank Draft of the amount equal to 10% of the Reserved Price fixed for the property in the name of Plaintiff. Bank Draft with higher or lower amount shall not be accepted by the court. The bank Draft must be deposited before 9:30 am on the auction day and acceptance of the Bank draft after 9:30 am is at sole discretion of the Court.

ii) All intending bidder shall deposit the Bank Draft together with the Original Identity Card or a “Certified True” copy and authorisation letter ( if applicable). The bidders name, IC number, latest address and the case reference number must be written at the back of the Bank Draft. For organisation bidders, Form 49 , Memorandum & Article of Organisation and Board’s Resolutions signed by all Directors must be attached together. The Corporation’s name, Company Number, Registered Address and the case reference number must be written at the back of the Bank Draft.

iii) All bidders who have deposited the Bank Draft shall not withdraw from the auction unless approved by the Court. Bank Draft shall only be returned after the Auction is completed.

2. Bidder must be above 18 years of age. The eligibility of the bidder shall be governed by theexisting law of the place of the subject property.

3. All intending bidders who represent other individual, body corporate and firm, must produce to the Court before 9:30am on the auction date the evident confirming his authorisation to bid and sign all relevant documents of sales.

4. The auction must be carried out at 10:30 am or such other tome that the Court may otherwise fix.

5. Foreign Citizen/ Foreign Company is not allowed to bid for agriculture and building Land except with the approval of State Authority. For property less than RM150,000, prior approval in writing must be obtained from Foreign Investment Committee.

6. The bidder is responsible to verify the accuracy of the identity of the subject property.

7. The Plaintiff allowed to bid by Court Order shall be allowed to bid and subject to the Conditions of Sales.

8. Registered Bidders after paying the deposit fail to make any bid during the auction can be blacklisted and prohibited to bid for one year and the auction will be adjourned.

9. Each Bid shall not be less than the increment amount set by the court during the auction.

10. Auction shall be deem concluded with the fall of the hammer or ringing of the final bell.

11. Plaintiff shall prepare and present Form 16Q ti the Court and Defendant within 7 days from the Auction date.

12. Memorandum of Sales shall be prepared by Auctioneer in quadruplicate and must be signed by the successful bidder, Plaintiff or Plaintiff’s Lawyer and Court Officer who witnessed the proceeding of the auction on the same day and stamp by the Court which process the auction.

13. Completed Memorandum of Sales shall be given to the successful bidder, Plaintiff or Plaintiff’s Lawyer, the Court and a copy to be kept by the Auctioneer.

14. Successful Bidder must sign the Memorandum of sales and pay the balance purchase price within 120 days from the sales date. Failure of successful bidder to fulfil both the conditions shall result in the cancellation of the sales and forfeiture of the 10% Deposit of the Reserve Price by the Court and payable to the Plaintiff after deducting all the cost associated with the said auction.

15. After signing the memorandum of Sales, the subject property becomes the responsibility of the successful bidder. The Court and Plaintiff shall not be responsible for any lost, damage or destruction of the said property.

16. Plaintiff or Plaintiff’s Lawyer shall submit within 7 days after receiving the balance purchase price, a written declaration of receipt together with a copy of the receipt.

17. Plaintiff or Plaintiff’s Lawyer shall within 14 days after receiving the balance purchase price :

i) pay up all the outstanding payments to the State Authority or Chargee (if the said charge was charges to the chargee) and all other cost and expenses (including quit rent, assessment, services charge (if any) and all utilities bill outstanding as at the auction date) which the Court deem appropriate to be paid the State Authorities or any other Local Authorities.

ii) provide the successful bidder a copy of all receipts of payment of expenses stated in the above clause i)

18. Plaintiff or Plaintiff’s Lawyer shall within 30 days after receiving the balance purchase price submit the Statement of Receipts and Payments to the Court.

19. Plaintiff shall within 14 days after receiving the balance purchase price provide the successful bidder with certified true copies of the Order of Rescinding of Rights (if any), Form for Name Change and Form 13 of Company Act (if any) and all other documents ( including stamp duties and registration file) to enable the successful bidder to register the Sales Certificate in Form 16F with the relevant Land Office.

20. After paying the full balance purchase price within the effective period, the successful bidder have the right to receive from the Court within 14 days from date the Court received the Written Declaration of Receipt of Balance Payment from the Plaintiff the following documents:

i) Sales Certificate in Form 16F enabling registration by the successful bidder; and

ii) Original copy of Document Of Charge or Land Title or ownership documents printed by computer or second copy of charge whichever applicable.

21. If the is any balance from the purchase price after deducting the amount due from the defendant over the said charge, including all auction expenses and expenses stated in 17 (i) above, Plaintiff shall within 14 days from date of receiving the full balance purchase price, deliver any balance thereof to the defendant.

22. Properties successfully auctioned is believed to be taken to be correctly described and is sold subject to all express conditions, restrictions-in-interest, caveats, leases, tenancies, easements, liabilities, encumbrances and rights, if any, subsisting thereon or thereover without the obligation to define the same respectively and no error,misstatement or wrong description shall cause the cancellation of the sales and no compensation shall be made.

23. Plaintiff shall not be responsible for the handing over of vacant possession of the subject property to the successful bidder.

24. If Form 16F is handover to the successful bidder, any requirement to obtain the consent of the relevant State Authority regarding the restrictions on the subject property shall be void and no more in effect.

25. If there are any deviations, misstatement or error found in the translation of other language regarding the details and these conditions of sales, then the BahasaMalaysia version shall prevail.